UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 1, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A.	Agreements with United Airlines and Export Development Canada

Since 2007, Colgan Air, Inc. (“Colgan”) has performed regional air services for Continental Airlines, Inc. (“Continental”) with respect to Q400 and Q400NG aircraft predominantly out of Continental’s hub at Newark Liberty International Airport pursuant to a capacity purchase agreement (the “Capacity Purchase Agreement”) and related Ancillary Agreements (as defined in the Capacity Purchase Agreement) related to fuel and ground handling, each dated as of February 2, 2007 (together with the Capacity Purchase Agreement, collectively, the “Prior Agreements”).  Pinnacle Airlines Corp. (the “Company,” and together with Colgan, the “Companies”) guaranteed Colgan’s obligations under the Prior Agreements pursuant to the Guarantee Agreement, dated as of February 2, 2007 (the “Guarantee”).

The Capacity Purchase Agreement provided for Colgan to be compensated at pre-set rates for the capacity that it provided to Continental. Colgan was responsible for its own expenses associated with flight crews, maintenance, dispatch, aircraft ownership, and general and administrative costs.  In addition, Continental reimbursed Colgan without markup for certain reconciled costs, such as landing fees, most station-related costs not otherwise provided by Continental or its designee, aircraft hull and passenger liability insurance (subject to certain requirements) and passenger-related costs.

On April 1, 2012 (the “Petition Date”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) granted the Companies interim approval pursuant to court order [ECF No. 49] (the “Interim Order”) to reject the Prior Agreements and to terminate the Guarantee, as more fully described in Item 1.02 below.  The Interim Order also authorized the Companies to enter into the New Agreements (as defined below).

United Agreement

The Interim Order authorized the Companies, on an interim basis, to perform their obligations under a term sheet (the “United Agreement”) among the Companies, Continental, United Air Lines, Inc. (together with Continental, “United”) and Export Development Canada (“EDC”).  The material terms of the United Agreement include:

•	The term of the United Agreement commenced upon entry of the Interim Order and will end on November 30, 2012, unless otherwise agreed by the Companies and United.

•
During the term of the United Agreement, United shall pay increased rates for Colgan’s provision of regional air services related to Colgan’s Q400 and Saab aircraft on terms otherwise substantially similar to those contained in the Prior Agreements, which have been rejected by the Companies in connection with their bankruptcy proceedings, as more fully described in Item 1.02 below.

•
The regional air services provided to United will be wound down gradually over the term of the United Agreement, with the first three Q400 aircraft and the first five Saab aircraft being wound down in May 2012.  It is anticipated that the regional air services provided by the Saab aircraft and the Q400 aircraft will be fully wound down by July 31, 2012 and November 30, 2012, respectively.

•
 United will pay EDC directly for Colgan’s continued use of each Q400 aircraft and related aircraft equipment financed by EDC (the “Q400 Covered Equipment”) until such aircraft are wound down in accordance with the United Agreement, pursuant to terms separately agreed by United and EDC. Colgan will remain responsible for insuring the Q400 Covered Equipment during its period of continued use.

•	The Company guarantees Colgan’s obligations under the United Agreement.

EDC Agreement

The Interim Order also authorized the Companies, on an interim basis, to perform their obligations under a term sheet (the “EDC Agreement,” and together with the United Agreement, the “New Agreements”) among the Companies, EDC and United.  The material terms of the EDC Agreement include:

•	As of the Petition Date, Colgan shall be deemed to have returned to EDC all Q400 Covered Equipment used to perform the regional air services under the United Agreement.

•
EDC waived its right to seek administrative expense claims against the Companies in connection with such return but reserved its right to seek administrative expense claims against the Companies in connection with any breach of the EDC Agreement itself.

•	Colgan shall be entitled to use such Q400 Covered Equipment in connection with its provision of regional air services under the United Agreement.

•
Upon the wind down of any such Q400 Covered Equipment under the United Agreement, Colgan is required to physically return such Q400 Covered Equipment to EDC.  Upon such return, EDC is authorized to dispose of such Q400 Covered Equipment without the consent of the Companies.

The Companies’ continued performance under the New Agreements remains subject to final approval by the Bankruptcy Court.  The Company will file the New Agreements as an exhibit to a future periodic report.

B.	Agreements with Delta Air Lines, Inc.

Amended 2007 CRJ-900 Agreement

On April 1, 2012, the Company, Pinnacle Airlines, Inc. (“PAI”) and Delta Air Lines, Inc. (“Delta”) entered into a Second Amendment to Delta Connection Agreement (the “2007 CRJ-900 Amendment”) which amends that certain Delta Connection Agreement, dated April 27, 2007, as amended by that certain Amendment to Delta Connection Agreement dated July 1, 2010 (as so amended, the “Original 2007 CRJ-900 Agreement”).  The 2007 CRJ-900 Amendment provides that the Original 2007 CRJ-900 Agreement shall terminate in accordance with the following schedule:  two (2) aircraft shall be removed from service during January 2013; three (3) aircraft shall be removed from service during each of February, March and April, 2013; and the remaining four (4) aircraft shall be removed from service during May 2013.  Under certain conditions, such removals may be accelerated by Delta.  In addition, the 2007 CRJ-900 Amendment modifies rates paid by Delta for services performed by PAI.  The 2007 CRJ-900 Amendment also includes an agreement between Delta and PAI that Delta shall have an allowed general unsecured claim based on Delta’s damages as a result of the modifications of the Original 2007 CRJ-900 Agreement, including without limitation early termination, and the allowed amount of the claim will be subject to the determination and approval of the Bankruptcy Court.

Amended and Restated CRJ-200 Agreement

On April 1, 2012, the Company, PAI and Delta entered into a Third Amended and Restated Airline Services Agreement (the “A&R CRJ-200 ASA”) which amends and restates that certain Second Amended and Restated Airline Services Agreement, dated July 1, 2010 (the “Original CRJ-200 ASA”).   The A&R CRJ-200 ASA modifies rates paid by Delta for services performed by PAI, including changes to the margin payment.  The A&R CRJ-200 ASA also eliminates provisions related to pilot rate reset.  In addition, the term of the Original CRJ-200 ASA shall be extended by four and one-half (4.5) years.

Amended and Restated 2010 CRJ-900 Agreement

On April 1, 2012, the Company, PAI and Delta entered into an Amended and Restated 2010 Delta Connection Agreement (the “A&R 2010 CRJ-900 Agreement”) which amends and restates that certain 2010 Delta Connection Agreement dated July 1, 2010.   The A&R 2010 CRJ-900 Agreement modifies the rates paid by Delta for services performed by PAI and eliminates provisions related to pilot rate reset.

Setoff and Mutual Release

On April 1, 2012, the Company, PAI, Delta and Mesaba Aviation, Inc. (“Mesaba”) entered into a Setoff and Mutual Release, pursuant to which the parties thereto agreed to a set-off of amounts owed to each party and a mutual release of related claims arising under the three Delta Connection Agreements described above.

DIP Commitment

On April 1, 2012, the Company, PAI, Mesaba, Colgan, Pinnacle East Coat Operations, Inc. (“PECO”), and Delta signed a commitment letter pursuant to which Delta committed to provide $74,285,000 in secured debtor-in-possession financing (“DIP Financing”) to the Company, guaranteed by PAI, Mesaba, Colgan and PECO.  The commitment letter was conditioned on the Company, PAI and Delta entering into the amendments to the three Delta Connection Agreements described above.  Such DIP Financing is conditioned upon the negotiation, execution and delivery of definitive documentation, and the Bankruptcy Court entering an order authorizing the Company, PAI, Mesaba, Colgan and PECO to enter into the DIP Financing, authorizing the Company and PAI to assume the Original 2007 CRJ 900 Agreement, the A&R CRJ-200 ASA,  and A&R 2010 CRJ-900 Agreement and the allowance of a general unsecured claim for Delta against the Company and PAI for damages as a result of the modifications of the Original 2007 CRJ-900 Agreement in an amount to be subsequently determined by the Bankruptcy Court.  If such conditions are met, the DIP Financing will have a term of one year (subject to early termination in certain instances) and accrue interest at the rate of 12.5% per annum.  There is no fee payable to Delta in connection with the DIP Financing.  The DIP Financing contains customary default provisions, and certain milestones that must be met relating to the delivery of a six year business plan, filing of a plan of reorganization and modifications to collective bargaining agreements through a settlement or relief under section 1113 of the Bankruptcy Code.   If approved by the Bankruptcy Court, approximately $44.3 million of the DIP Financing will be used to repay Delta’s existing secured promissory note and the balance of the DIP Financing is additional available liquidity for the Company.  If the DIP Financing is approved by the Bankruptcy Court and certain conditions are satisfied, including confirmation of a plan of reorganization reasonably acceptable to Delta and the absence of a continuing or unwaived default or event of default, Delta has agreed to convert the DIP Financing into a senior secured exit financing facility.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Interim Order, the Companies have, on an interim basis, (a) rejected the Prior Agreements and (b) terminated the Guarantee, with such rejections and termination to take effect as of the Petition Date.  Pursuant to the United Agreement, United agreed to waive its right to seek administrative expense claims against the Companies in connection with such rejections and termination but reserved its right to seek administrative expense claims against the Companies in connection with the United Agreement itself.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
April 5, 2012